Exhibit 99.A
1 Earnings from SNG SNG EBIT Interest and debt expense, net Net income Equity in earnings from SNG* 2008 Quarters Ended September 30, 2009 $ 61 (16) 45 $ 11.2 ($ Millions) *Equity in earnings reflect 10% interest in SNG following the IPO in November 2007; and an incremental 15% interest in SNG beginning September 30, 2008 $ 59 (15) 44 $ 4.5 EPB growth from acquisitions

2 Earnings From SNG SNG EBIT Interest and debt expense, net Net income Equity in earnings from SNG* 2008 Nine Months Ended September 30, 2009 $188 (47) 141 $ 35.7 ($ Millions) $ 236 (44) 192 $ 19.1 *Equity in earnings reflect 10% interest in SNG following the IPO in November 2007; and an incremental 15% interest in SNG beginning September 30, 2008